Exhibit 99.1
Alliance Laundry Reports Second Quarter 2026 Results
Second Quarter 2026 Highlights:
All results are for the second quarter of fiscal 2026, and comparisons are year-over-year unless otherwise noted
•Net revenue of $477 million, up 7%
•Net income of $69 million, an increase of 121%; Adjusted Net income of $83 million, an increase of 55%
•Adjusted EBITDA of $134 million, up 12%
•Repaid $50 million in debt; Net Leverage reduced to 2.4x
•Raises full year 2026 Adjusted EBITDA guidance to +8% to 10% growth versus prior year 1
___________________________________________________________________
RIPON, Wis., August 13, 2026 – Alliance Laundry Holdings Inc. (NYSE: ALH) (“Alliance” or the
“Company”), the global leader in commercial laundry equipment, today announced results for its second quarter ended June 30, 2026.
“Our performance this quarter, including the revenue growth and profitability we delivered, demonstrates the strength and durability of our business model that is rooted in diversification across all three dimensions: product, end markets and geography," said Michael Schoeb, CEO of Alliance.
“The resilient, replacement-driven nature of demand in our industry, combined with our market-
leading product solutions and several compelling growth drivers, underpins our optimism for the years ahead and our commitment to long-term shareholder value. Our strong first half performance, combined with our visibility into the remainder of the year, provides the foundation to raise our earnings guidance and firm up our deleveraging target.”
1 Refer to the "Non-GAAP Financial Measures" section for additional information regarding forward-looking non-GAAP financial measures. A reconciliation of non-GAAP measures is contained in the appendix to this press release.
SECOND QUARTER 2026 CONSOLIDATED RESULTS
Net revenue increased 7% to $477 million compared to $447 million in the prior year quarter. Pricing actions to offset cost increases contributed slightly more than half of the benefit, with the balance driven by unit volume and mix. Broad-based growth in North America was slightly offset by flat
International Segment results. The majority of international markets performed as expected, with particular strength in the Asia Pacific region.
Gross profit increased 9% to $190 million, representing a gross margin of 39.8%, and an approximate
90 basis points increase from the prior year quarter. Pricing actions already in place continue to offset the Company’s tariff exposure and other inflationary increases, with our local-for-local manufacturing footprint continuing to provide a meaningful structural advantage.
Net income was $69 million compared to $31 million in the prior year quarter, with Net income margin of 14.4%. Adjusted Net income increased approximately 55% to $83 million versus $53 million in the prior year quarter. The year-over-year change reflects the growth in operating earnings plus approximately $22 million in lower interest expense following significant debt reduction of $825 million over the past twelve months.
Adjusted EBITDA increased 12% to $134 million, with Adjusted EBITDA Margin of 28.1%, representing an approximate 135 basis point increase in profitability versus the prior year quarter.
Margin expansion from volume leverage, operational excellence, and supply chain efficiency was partially offset by legal expense and incremental public company costs net of discrete benefits in the quarter from tariff refunds and insurance proceeds.
CASH FLOW AND BALANCE SHEET
Operating cash flow for the quarter was $66.3 million, up from $5.3 million in the prior year quarter, reflecting strong operating cash conversion and continued working capital discipline, consistent with the Company’s historical performance. The Company paid down $50 million in debt during the second quarter. This coupled with the $65 million paid down in the first quarter resulted in total debt of $1.25 billion and net debt of $1.09 billion as of June 30, 2026. Net Leverage decreased to 2.4x, a reduction of 0.2 turns from March 31, 2026, and down 0.4 turns from prior year end.
SECOND QUARTER 2026 RESULTS BY REPORTABLE SEGMENT
North America revenue increased 9% to $359 million, with Adjusted EBITDA up 17% to $114 million and Adjusted EBITDA Margin of 31.6%. Growth was broad-based across all end markets, supported by demand mix shift toward larger-capacity machines in the Vended market. Multi-Housing and On-Premise delivered solid results, reflecting the continued predictable replacement demand of this end-market. Commercial-in-Home posted strong growth as consumers continue to seek products with higher reliability, longer life and durability consistent with our commercial customers. Pricing actions offset cost inflation and tariff exposure, with the Company’s in-market manufacturing footprint and supply chain providing structural protection.
International revenue was approximately flat at $117 million, and Adjusted EBITDA decreased by
8% to $34 million resulting in an Adjusted EBITDA Margin of 28.9%. Asia Pacific continued to see strong growth, particularly in burgeoning markets. Europe delivered steady performance across all end markets, powered by the ongoing replacement and upgrade cycle. The Middle East & Africa region, which makes up less than 2% of global revenue, continued to experience reduced activity due to the on-going conflict in the Middle East. The EBITDA impact reflects the geographic mix of the business, as well as the ongoing investment in people and products in emerging international markets to enable future growth.
UPDATED 2026 FULL YEAR GUIDANCE
The Company’s outlook includes Adjusted EBITDA and Net Leverage, which are non-GAAP measures. The Company does not provide certain estimated future results for Adjusted EBITDA and
Net Leverage on a GAAP basis because the Company is unable to predict, with reasonable certainty, certain items that are excluded from Adjusted EBITDA, including but not limited to restructuring and acquisition-related charges, non-cash asset impairment charges and gains or losses from dispositions and foreign exchange gains/losses on intercompany loans. These items are uncertain and will depend on several factors, including industry conditions, and could be material to the Company’s results computed in accordance with GAAP. The Company has not provided reconciliations between the
Company’s 2026 guidance and the most directly comparable GAAP measures because it would be too difficult to prepare a reliable U.S. GAAP quantitative reconciliation without unreasonable effort.
Based on the strength of our second quarter performance and our visibility into the second half of the year, the Company is raising the range of Adjusted EBITDA guidance for 2026 and firming up its Net
Leverage guidance. Revenue guidance remains unchanged.
Revenue growth guidance versus prior year remains at +6% to 7%. Adjusted EBITDA growth has been raised to +8% to 10%, from the prior range of +7% to 8%, as the Company realizes the benefit of price and volume increases alongside the realization of continued cost-down initiatives. The Company also expects revenue performance to be fairly consistent between quarters across the second half of
2026. We expect margin expansion will be weighted more towards the fourth quarter given the geographic mix of business and normal seasonal patterns. The Company now anticipates achieving net leverage of 2.0x in fiscal year 2026, absent any other capital allocation opportunities, down from the prior disclosure of low 2x range. Interest is now expected to total approximately $80 million for 2026, and we forecast a lower effective tax rate of 23.0%. Capital Expenditures and share count guidance assumptions remain unchanged.

	Updated 2026 Guidance	(Previous)

Revenue Growth	+6% to 7%
Adjusted EBITDA Growth	+8% to 10%	(+7% to 8%)
Net Leverage	2.0x by year end	(Low 2x)
Capital Expenditures (% of Revenue)	~3%
Effective Tax Rate	~23.0%	(~23.5%)
Interest Expense	~$80 million	(~$85 million)
Diluted Share Count	~205 million

CONFERENCE CALL INFORMATION
Alliance will host a conference call to discuss these results at 8:00 a.m. Eastern Time today,
August 13, 2026.
A live audio webcast will be available on Alliance’s Investor Relations website at https://
ir.alliancelaundry.com/news-events/ir-calendar. A replay of the webcast will be available after the call.
ABOUT ALLIANCE LAUNDRY
Alliance Laundry makes the world cleaner as a provider of the highest quality commercial laundry systems. Our laundry solutions are available under five respected brands, sold and supported by a global network of select distributors. We serve approximately 150 countries with a team of more than
4,000 employees. Our brands include Speed Queen®, UniMac®, Huebsch®, Primus® and IPSO®.
Together, they present a full line of commercial washing machines, dryers, and ironers (with load capacities from 20–400 lb. or 9–180 kg.) and support service. You can also enjoy the superior wash and fabric care of commercial-grade laundry equipment in your home through our legendary Speed
Queen® washers and dryers.
For more information, visit www.alliancelaundry.com.
NON-GAAP FINANCIAL MEASURES
We regularly review non-GAAP measures to evaluate our business, measure our performance and manage our operations, including identifying trends affecting our business, formulating business plans and making strategic decisions. We believe that non-GAAP measures provide an additional way of viewing aspects of our operations that, when viewed together with our GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.
These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. Non-GAAP financial measures should be considered a supplement to, and not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors.
“Adjusted EBITDA” represents Net income before provision for income taxes, interest expense, depreciation and amortization and is further adjusted to exclude certain expenses not representative of our ongoing operations and other charges not involving cash outlays and “Adjusted EBITDA Margin”
represents Adjusted EBITDA divided by Net revenues.
“Adjusted Net income” represents Net income adjusted to exclude certain expenses not representative of our ongoing operations and other charges. These adjustments include, but are not limited to, refinancing and debt related costs, share-based compensation, strategic transaction costs, intangible amortization, foreign exchange on intercompany loans and other non-recurring items.
“Net Debt” represents our total debt less Cash and cash equivalents.
“Net Debt to Adjusted EBITDA” or “Net Leverage” represents total debt less Cash and cash equivalents divided by Adjusted EBITDA for the relevant period.
SEGMENT INFORMATION
Our business is organized into two reportable segments, North America and International. The
Company uses Segment net revenues, Segment Adjusted EBITDA and Segment Adjusted EBITDA
Margin as its measures of performance. The Company allocates certain costs including manufacturing variances, customer support expenses and selling and general expenses which are incurred in our global operations to the reportable segments in determining Segment Adjusted EBITDA.
We define “Segment Adjusted EBITDA” as, on a segment basis, net income excluding interest income/expense, income taxes, depreciation and amortization. Segment Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance, such as refinancing and debt related costs, share-based compensation, strategic transaction costs, foreign exchange on intercompany loans and other non-recurring items which management believes are not indicative of the Company’s ongoing operating performance.  Segment
Adjusted EBITDA is a measure of operating performance of our reportable segments and may not be comparable to similar measures reported by other companies.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor”
provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,”
or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: expectations relating to revenues and other financial or business metrics; statements regarding the Company’s plans, guidance, growth, execution, costs and cost savings and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the high degree of competition in the markets in which we operate; our reliance on the performance of distributors, route operators, suppliers, retailers and servicers; our ability to achieve and maintain a high level of product and service quality; fluctuations in the cost and availability of raw materials; our exposure to international markets, particularly emerging markets; our exposure to costs and difficulties of acquiring and integrating complementary businesses and technologies; and our exposure to worldwide economic conditions and potential global economic downturns.
Additional information concerning these and other risks and uncertainties are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended
December 31, 2025. Additional information will be made available in our quarterly reports on Form
10-Q, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we assume no obligation, and do not intend to, update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
ALLIANCE LAUNDRY SYSTEMS CONTACTS:
Investor Contact:
Tom Gelston
Vice President, Investor Relations & Corporate Development
thomas.gelston@alliancels.com
Media Contact:
Randy Radtke
Senior Manager of Content and Creative Services
randy.radtke@alliancels.com
ALLIANCE LAUNDRY HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues:
Equipment, service parts and other ....................	$464,206	$434,754	$878,912	$812,472
Equipment financing ..........................................	12,549	12,430	24,730	24,285
Net revenues ..........................................................	476,755	447,184	903,642	836,757
Costs and expenses: ...............................................
Cost of sales .......................................................	277,389	262,710	536,852	498,256
Cost of sales - related parties .............................	2,135	1,635	3,805	3,082
Equipment financing expenses ..........................	7,335	8,650	15,900	16,209
Gross profit ............................................................	189,896	174,189	347,085	319,210

Selling, general, and administrative expenses .......	84,139	80,264	157,467	150,727
Selling, general, and administrative expenses - related parties .......................................................	109	75	164	150
Total operating expenses .......................................	84,248	80,339	157,631	150,877
Operating income ...............................................	105,648	93,850	189,454	168,333

Interest expense, net ..............................................	17,809	39,376	35,697	84,288
Other expenses/(income), net ................................	7	13,787	(6,463)	20,908
Income before taxes ...........................................	87,832	40,687	160,220	63,137
Provision for income taxes ....................................	19,163	9,653	34,635	14,874
Net income .........................................................	$68,669	$31,034	$125,585	$48,263

Comprehensive income:
Net income .........................................................	$68,669	$31,034	$125,585	$48,263
Foreign currency translation adjustment ..........	(1,161)	36,447	(13,764)	53,186
Comprehensive income ..................................	$67,508	$67,481	$111,821	$101,449

Net income
Basic ....................................................................	$0.35	$0.18	$0.63	$0.28
Diluted ................................................................	$0.34	$0.18	$0.62	$0.28

Weighted average number of common shares outstanding
Basic ....................................................................	198,570	170,712	198,222	170,671
Diluted ................................................................	203,554	174,886	203,420	174,763
ALLIANCE LAUNDRY HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents ...............................................................................................................................	$159,467	$123,102
Restricted cash ................................................................................................................................................	1,682	3,602
Restricted cash - for securitization investors ..................................................................................................	22,289	22,999
Accounts receivable, net .................................................................................................................................	117,255	113,651
Inventories, net ................................................................................................................................................	148,879	146,039
Inventories, net - related parties ......................................................................................................................	1,057	821
Accounts receivable, net - restricted for securitization investors ...................................................................	165,663	141,973
Equipment financing receivables, net .............................................................................................................	2,104	2,822
Equipment financing receivables, net - restricted for securitization investors ...............................................	96,634	92,011
Prepaid expenses and other current assets ......................................................................................................	32,178	28,862
Total current assets ..........................................................................................................................................	747,208	675,882

Equipment financing receivables, net ..................................................................................................................	5,917	4,913
Property, plant, and equipment, net .....................................................................................................................	255,808	265,250
Operating lease right-of-use assets ......................................................................................................................	21,377	20,741
Equipment financing receivables, net - restricted for securitization investors ....................................................	494,060	470,408
Deferred income tax asset, net .............................................................................................................................	3,244	3,169
Debt issuance costs, net .......................................................................................................................................	2,866	3,461
Goodwill ..............................................................................................................................................................	682,456	684,230
Intangible assets, net ............................................................................................................................................	730,083	754,737
Other long-term assets .........................................................................................................................................	3,879	3,097
Total assets .................................................................................................................................................	$2,946,898	$2,885,888

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt ...................................................................................................................	$97	$113
Accounts payable	169,813	128,662
Accounts payable - related parties ..................................................................................................................	1,791	1,852
Asset backed borrowings - owed to securitization investors ..........................................................................	196,294	194,180
Current operating lease liabilities ...................................................................................................................	5,994	5,927
Other current liabilities ...................................................................................................................................	148,033	153,592
Total current liabilities ...............................................................................................................................	522,022	484,326

Long-term debt, net ..............................................................................................................................................	1,241,167	1,354,636
Asset backed borrowings - owed to securitization investors ...............................................................................	444,745	424,406
Deferred income tax liability ...............................................................................................................................	169,366	169,355
Long-term operating lease liabilities ...................................................................................................................	16,221	15,745
Other long-term liabilities ....................................................................................................................................	50,762	45,302
Total liabilities ............................................................................................................................................	2,444,283	2,493,770

Stockholders' equity:
Redeemable preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued or outstanding ...........................................................................................................................................................	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 198,751,901 and 197,532,147 issued, respectively, and 198,751,901 and 197,532,147, outstanding, respectively ........................................................	1,988	1,975
Additional paid-in capital ....................................................................................................................................	508,032	509,369
Accumulated deficit .............................................................................................................................................	(50,819)	(176,404)
Accumulated other comprehensive income .........................................................................................................	43,414	57,178
Total stockholders' equity ...............................................................................................................................	502,615	392,118
Total liabilities and stockholders’ equity ...................................................................................................	$2,946,898	$2,885,888
ALLIANCE LAUNDRY HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income ......................................................................................................................................................................................................	$125,585	$48,263
Adjustments to reconcile Net income to net cash provided by operating activities: ......................................................................................
Depreciation and amortization ..................................................................................................................................................................	44,723	45,958
Amortization and extinguishment of debt issuance costs .........................................................................................................................	1,096	1,145
Amortization of original issue discount ....................................................................................................................................................	1,073	807
Non-cash interest (income) expense ..........................................................................................................................................................	(7,366)	9,006
Non-cash loss on commodity contracts, net ..............................................................................................................................................	121	227
Non-cash foreign exchange (gain)/loss, net ..............................................................................................................................................	(6,468)	19,854
Non-cash stock-based compensation .........................................................................................................................................................	4,287	1,771
(Gain)/loss on sale of property, plant, and equipment ..............................................................................................................................	(133)	318
Provision for credit losses .........................................................................................................................................................................	2,400	2,480
Deferred income taxes ...............................................................................................................................................................................	591	(11,697)
Changes in assets and liabilities, net of the effects of acquisitions: ..........................................................................................................
Accounts and equipment financing receivables, net ............................................................................................................................	(9,922)	(11,351)
Accounts receivable - restricted for securitization investors ...............................................................................................................	(23,810)	(32,665)
Inventories, net .....................................................................................................................................................................................	(693)	(14,036)
Inventories, net - related party .............................................................................................................................................................	(236)	154
Equipment financing receivables, net - restricted for securitization investors ....................................................................................	(33,830)	(13,043)
Other assets ..........................................................................................................................................................................................	7,686	(4,244)
Accounts payable .................................................................................................................................................................................	40,847	23,346
Accounts payable - related parties .......................................................................................................................................................	(61)	158
Other liabilities ....................................................................................................................................................................................	249	(15,754)
Net cash provided by operating activities .......................................................................................................................................................	146,139	50,697

Cash flows from investing activities:
Capital expenditures ........................................................................................................................................................................................	(13,873)	(16,597)
Acquisition of businesses, net of cash acquired ..............................................................................................................................................	(3,185)	(3,084)
Proceeds on disposition of assets ....................................................................................................................................................................	296	137
Originations of equipment financing receivables, net - restricted for securitization investors ......................................................................	(32,094)	(40,516)
Collections of equipment financing receivables, net - restricted for securitization investors ........................................................................	35,273	35,949
Net cash used in investing activities ..........................................................................................................................................................	(13,583)	(24,111)

Cash flows from financing activities:
Payments on long-term borrowings ................................................................................................................................................................	(115,000)	—
Cash paid for debt establishment and amendment fees ..................................................................................................................................	—	(1,877)
Increase in asset backed borrowings owed to securitization investors ...........................................................................................................	107,824	116,622
Decrease in asset backed borrowings owed to securitization investors ..........................................................................................................	(85,371)	(87,124)
Repurchase of common stock .........................................................................................................................................................................	—	(2,342)
Taxes paid related to net share settlement of stock options ............................................................................................................................	(8,684)	(70)
Net proceeds from stock options exercised ....................................................................................................................................................	2,864	25
Proceeds from common stock issuance under employee purchase plan ........................................................................................................	209	—
Net cash (used in)/provided by financing activities ..................................................................................................................................	(98,158)	25,234

Effect of exchange rate changes on cash, cash equivalents, and restricted cash ..................................................................................................	(663)	1,595

Increase in cash, cash equivalents, and restricted cash ........................................................................................................................................	33,735	53,415
Cash, cash equivalents, and restricted cash at beginning of period .....................................................................................................................	149,703	188,042
Cash, cash equivalents, and restricted cash at end of period ................................................................................................................................	$183,438	$241,457

Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents ..............................................................................................................................................................................	$159,467	$222,587
Restricted cash ................................................................................................................................................................................................	1,682	1,689
Restricted cash - for securitization investors ..................................................................................................................................................	22,289	17,181
Total cash, cash equivalents, and restricted cash shown in the Statement of Cash Flows ........................................................................	$183,438	$241,457

Supplemental disclosure of cash flow information:
Cash paid for interest ......................................................................................................................................................................................	$41,661	$76,651
Cash paid for interest - to securitized investors ..............................................................................................................................................	$15,074	$15,517
Cash paid for income taxes .............................................................................................................................................................................	$33,117	$30,593

Supplemental disclosure of investing and financing non-cash activities:
Capital expenditures included in accounts payable ........................................................................................................................................	$4,533	$1,905
ALLIANCE LAUNDRY HOLDINGS INC.
SEGMENT SUMMARY
The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted
EBITDA Margin:

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
North America
Segment net revenues	$359,258	$329,095	$679,077	$621,414
Segment adjusted EBITDA	$113,632	$96,802	$200,560	$177,578
Segment adjusted EBITDA margin	31.6%	29.4%	29.5%	28.6%
International
Segment net revenues	$117,497	$118,089	$224,565	$215,343
Segment adjusted EBITDA	$33,948	$36,894	$66,506	$65,694
Segment adjusted EBITDA margin	28.9%	31.2%	29.6%	30.5%
Selected financial information for each segment is as follows:

	(Unaudited)
	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
(in thousands)	North America	International	Total	North America	International	Total
Net revenues	$359,258	$117,497	$476,755	$329,095	$118,089	$447,184
Cost of sales(1)	215,388	70,472		202,187	69,904
Other segment items(2)	30,238	13,077		30,106	11,291
Segment Adjusted EBITDA	$113,632	$33,948	$147,580	$96,802	$36,894	$133,696
Reconciling items:
Interest expense, net			(17,809)			(39,376)
Depreciation and amortization			(22,219)			(22,644)
Refinancing and debt related costs			—			2
Foreign exchange gain/(loss) on intercompany loans, net			(7)			(13,789)
Share-based compensation			(3,508)			(768)
Strategic transaction costs			(2,406)			(2,182)
Corporate and other			(13,799)			(14,252)
Income before taxes			$87,832			$40,687

	(Unaudited)
	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
(in thousands)	North America	International	Total	North America	International	Total
Net revenues	$679,077	$224,565	$903,642	$621,414	$215,343	$836,757
Cost of sales(1)	419,346	135,187		387,455	128,421
Other segment items(2)	59,171	22,872		56,381	21,228
Segment Adjusted EBITDA	$200,560	$66,506	$267,066	$177,578	$65,694	$243,272
Reconciling items:
Interest expense, net			(35,697)			(84,288)
Depreciation and amortization			(44,723)			(45,958)
Refinancing and debt related costs			(5)			(1,054)
Foreign exchange gain/(loss) on intercompany loans, net			6,468			(19,854)
Share-based compensation			(5,403)			(1,771)
Strategic transaction costs			(3,221)			(3,044)
Corporate and other			(24,265)			(24,166)
Income before taxes			$160,220			$63,137

(1)Consists of Cost of sales, Cost of sales - related parties and Equipment financing expenses for North America and Cost of sales and Cost of sales - related parties for International.
(2)Other segment items for each reportable segment includes allocated engineering, sales and marketing, information technology, and certain other overhead expenses.
ALLIANCE LAUNDRY HOLDINGS INC.
RECONCILIATION SCHEDULES
The following table presents a reconciliation of Net income to the non-GAAP financial measure adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Net income margin to Adjusted EBITDA margin:

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net income	$68,669	$31,034	$125,585	$48,263
Provision for income taxes	19,163	9,653	34,635	14,874
Interest expense, net	17,809	39,376	35,697	84,288
Depreciation and amortization	22,219	22,644	44,723	45,958
Refinancing and debt related costs	—	(2)	5	1,054
Foreign exchange (gain)/loss on intercompany loans, net	7	13,789	(6,468)	19,854
Share-based compensation	3,508	768	5,403	1,771
Strategic transaction costs	2,406	2,182	3,221	3,044
Adjusted EBITDA	133,781	119,444	242,801	219,106

Net revenues	476,755	447,184	903,642	836,757
Net income margin	14.4%	6.9%	13.9%	5.8%
Adjusted EBITDA margin	28.1%	26.7%	26.9%	26.2%
The following table presents a reconciliation of Net income to Adjusted net income:

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income	$68,669	$31,034	$125,585	$48,263
Amortization of intangible assets	11,700	12,310	23,524	25,434
Refinancing and debt related costs	—	(2)	5	1,054
Foreign exchange (gain)/loss on intercompany loans, net	7	13,789	(6,468)	19,854
Share-based compensation	3,508	768	5,403	1,771
Strategic transaction costs	2,406	2,182	3,221	3,044
Tax effect of add backs	(3,623)	(6,676)	(5,254)	(11,761)
Adjusted net income	$82,667	$53,405	$146,016	$87,659

Net income per share attributable to common stockholders - diluted:	$0.34	$0.18	$0.62	$0.28
Adjusted net income per share attributable to common stockholders - diluted:	$0.41	$0.31	$0.72	$0.50
The following table presents the calculation of last twelve months (LTM) adjusted EBITDA for purposes of calculating Net debt to Adjusted EBITDA:

	(Unaudited)
(in thousands)	Six Months Ended June 30, 2026	Add: Year Ended December 31, 2025	Less: Six Months Ended June 30, 2025	LTM June 30, 2026
Net income	$125,585	$101,755	$48,263	$179,077
Provision for income taxes	34,635	36,279	14,874	56,040
Interest expense, net	35,697	150,501	84,288	101,910
Depreciation and amortization	44,723	93,701	45,958	92,466
Refinancing and debt related costs	5	3,679	1,054	2,630
Foreign exchange (gain)/loss on intercompany loans, net	(6,468)	25,152	19,854	(1,170)
Share-based compensation	5,403	19,779	1,771	23,411
Strategic transaction costs	3,221	5,627	3,044	5,804
Adjusted EBITDA	$242,801	$436,473	$219,106	$460,168
The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	(Unaudited)
(in thousands)	June 30, 2026	December 31, 2025
Term loan	$1,250,000	$1,365,000
Finance lease obligations	175	236
Debt	1,250,175	1,365,236
Less: Cash and cash equivalents	(159,467)	(123,102)
Net debt	$1,090,708	$1,242,134

LTM adjusted EBITDA	$460,168	$436,473
Net Debt to Adjusted EBITDA	2.4x	2.8x